EXHIBIT 10.12


                  AMENDED AND RESTATED SECURED PROMISSORY NOTE


$6,198,300                          Amended and Restated as of December 31, 1997
                                    Chicago, Illinois


FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Six Million One Hundred Eighty-Nine Thousand Three Hundred Dollars ($6,198,300), together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

This Secured Promissory Note (the "Note") is the Term Note referred to in, and is issued pursuant to, that certain Amended and Restated Loan and Security Agreement between Borrower and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

For so long as no Event of Default shall have occurred the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

(a) Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

(b) Principal shall be due and payable monthly commencing on June 1, 1996, and continuing on the first day of each month thereafter to and including the first day of the month in which the Commitment Termination occurs, in installments of Ninety-Five Thousand Three Hundred Dollars ($95,300) each; and

(c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the Commitment Termination Date.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

This note amends and restates (i) that certain Secured Promissory Note dated May 10, 1996 executed by Eagle Plastics, Inc. (Borrower's predecessor-in-interest by merger) in favor of Lender in the original principal amount of Three Million Two Hundred Seventy-Five Thousand Dollars ($3,275,000), (ii) that certain Secured Promissory Note executed by Pacific Plastics, Inc. (Borrower's predecessor-in-interest by merger) in favor of Lender in the original principal amount of Three Million Seven Hundred Seventy-Five Thousand Dollars ($3,775,000) and (iii) that certain Secured Promissory Note executed by Arrow Pacific Plastics, Inc. (Borrower's predecessor-in-interest by merger) in favor of Lender in the original principal amount of Nine Hundred Fifty Thousand Dollars ($950,000) and is issued in replacement thereof. Lender acknowledges receipt of all principal installments due under the foregoing notes through August 1, 1997.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Chicago, Illinois, on the date first above written.

EAGLE PACIFIC INDUSTRIES, INC.,
a Minnesota corporation ("Borrower")



By:
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